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                               E X H I B I T I O N
                                A G R E E M E N T

                  THIS EXHIBITION AGREEMENT, entered into this 8th day of August, 1996 by and between RMS Titanic, Inc., a corporation organized under the laws of the State of Florida and having its principal place of business at 17 Battery Place, New York, New York 10004 ("RMST") and the City of Memphis, a municipal corporation chartered under the laws of the State of Tennessee and having its principal place of business at City Hall, 125 North Main Street, Memphis, Tennessee 38103 (the "City").

                  WHEREAS, RMST and the City wish to work in association with one another to present an exhibition in the City of artifacts recovered by RMST from the wreck site of the Titanic (the "Exhibition"), together with supporting material, and

                  WHEREAS, RMST wishes to provide artifacts recovered from the Titanic wreck site, together with supporting material, and the City wishes to finance, design, construct and operate the Exhibition, subject to the terms and conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants and conditions contained in this Agreement, the parties hereto agree as follows:

                  1. DEFINITIONS.

                  Except as otherwise indicated elsewhere in this Agreement, the following words and expressions shall have the following meanings:

                  1.1 "Artifacts" shall mean approximately 300 of the objects in the ownership of RMST recovered from the wreck site of the Titanic in RMST's 1987, 1993 and 1994 recovery expeditions, all as enumerated on Schedule A and B annexed hereto (and in addition thereto, objects, if any, that RMST, in its sole and absolute discretion, agrees to make available from its 1996 research and recovery expedition), with Schedule A identifying objects conserved and restored as of this date and other objects ("Star Objects") that RMST is required to deliver to the City, and Schedule B consisting of the remainder of the objects that have not yet undergone or completed restoration. Any additions, deletions or modifications to Schedule A annexed hereto must be mutually approved by RMST and the City; provided, however, that the list of objects on Schedule B shall be subject to review based upon the state of conservation and restoration and neither party shall unreasonably withhold consent to the substitution of similar objects based upon conservation and restoration costs and the time for completion of restoration.

                  1.2 "Exhibition Term" shall mean the period commencing April 3, 1997 and expiring on September 30, 1997.

                  1.3 "Pennec" shall refer to Stephane Pennec of LP3 Conservation, 8 Rue de Tanneries, 21140 Semur-en-Auxois, France;


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                  1.4 "Project Expenses" shall include, all costs and expenses authorized by the City of every kind and description incurred in establishing and presenting the Exhibition (except as may be otherwise expressly set forth herein), including, without limitation, design and fabrication of the Exhibition, operating the Exhibition and marketing the Exhibition.

                  1.5 "Revenue" shall mean and include the aggregate of:

                           1.5.1 "Ancillary Revenues," which shall include all revenues derived from television broadcast, film and music rights that may be granted pursuant to and in accordance with the terms of this Agreement, and, except as set forth in Sections 1.5.2 through 1.5.4 hereof, other revenues related to the Exhibition.

                           1.5.2 "Merchandising Revenue," which shall include all revenues derived from the sale of merchandise, food and beverage at the Exhibition, or from merchandise sold at satellite merchandise sites in the metropolitan area of Memphis, Tennessee pursuant to Section 7.3 hereof, minus sales tax, credit card fees and check verification fees.

                           1.5.3 "Sponsorship Revenue," which shall include all revenues derived from the granting of sponsorship or promotion rights to third parties for the Exhibition.

                           1.5.4 "Ticket Revenue," which shall include all sums generated by ticket sales at the Exhibition and through authorized ticket sale outlets, minus sales tax, credit card fees, and check verification fees.

                  1.6 "Supporting Material" shall mean material relating specifically to the recovery of the Artifacts and other objects recovered by RMST from the wreck site of the Titanic, including but not limited to photographs and video footage, supplied by RMST.

                  1.7 "Venue" shall mean the building in the City known as the "Pyramid."

                  2. THEMES AND DURATION OF THE EXHIBITION, AND RMST'S
                     CONSULTATION RIGHTS.

                  2.1 The parties agree that the Exhibition will be presented in the Venue and will cover the Edwardian Period, the design and construction of the ship, life on board, passengers and crew, the tragedy, the aftermath, the discovery of the wreck site, and the subsequent recovery and conservation of the Titanic artifacts.

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                  2.2 The name of the Exhibition shall be "Titanic," or such other name mutually agreed upon by the parties.

                  2.3 The Exhibition is to be presented by the City in association with RMST, and will be advertised and promoted in such manner as will reasonably give recognition to RMST's association with the Exhibition.

                  2.4 The City and RMST acknowledge that work on the design and construction of the Exhibition will commence following the execution of this Agreement, and that the City will have the responsibility for the design and construction of the Exhibition. In connection with these matters, the City acknowledges that RMST has sought, and intends to continue to seek, to preserve and promote the memory of the Titanic with dignity and respect, and with due regard to Titanic's historical and maritime significance. The City accordingly agrees that the Exhibition will be designed and constructed in a manner that is consistent with RMST's desire to preserve and promote the memory of the Titanic, as described above. In furtherance of the foregoing, the City agrees:

                           2.4.1    (a) The design and content of the
                                    Exhibition; (b) the content of all
                                    marketing, advertising and public relations materials; (c) the content of an Exhibition catalogue and a pre-recorded audio tour of the Exhibition to be produced by the City, as provided elsewhere herein; and (d) and the content of a catalogue for the Exhibition to be published by the City, as provided elsewhere herein, shall all be subject to review and written approval in advance by RMST, which approval shall not be unreasonably withheld.

                           2.4.2 Upon reasonable request from RMST, the City will arrange for its key design and other specialist personnel to meet with representatives of RMST to review the progress of preparation of the Exhibition.

                           2.4.3 Upon reasonable request of RMST, the City will provide reasonable access for RMST representatives to observe the construction of the Exhibition.

                  3. THE OBLIGATIONS OF THE CITY.

                  The City agrees to pay all Project Expenses and to:

                  3.1 Make all arrangements, and obtain all rights, permits and licenses as may be required, for presentation of the Exhibition in the Venue, and in connection therewith, the City represents and warrants that all improvements of the Venue will be completed sufficiently in advance of the opening of the Exhibition so as to permit the Exhibition to commence on April

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3, 1997 as scheduled;

                  3.2 Commission, provide and supervise all design and construction work relating to the Exhibition, including, but not limited to:

                           3.2.1 All display cases, including alarm systems, environmental control systems, and any integrated lighting systems.

                           3.2.2 All theatrical displays or devices that may be utilized to enhance the Exhibition.

                           3.2.3 All didactic panels and Artifact labels.

                           3.2.4 All lighting systems and equipment for illumination of the galleries and ancillary exhibition areas.

                           3.2.5 All necessary galleries and ancillary areas, including furniture and equipment for an Artifact retention area, box office, security, coat check, cash control, orientation theater, queuing area, concessions, and all other areas or improvements that may be required to properly display the Artifacts and present them in a manner that will allow the public to safely view them.

                  3.3 Develop and implement a comprehensive marketing, advertising, promotion and public relations plan for the Exhibition in consultation with RMST.

                  3.4 Develop and implement a comprehensive admissions and sales program including ticket sales, toll-free telephone sales, media and sales blitzes, box office, group sales, and other means to maximize attendance at the Exhibition.

                  3.5 Be responsible for the care and storage of the Artifacts and Supporting Material, including conservation inspections so as to protect the Artifacts from the elements, extreme lighting, temperature, humidity, unauthorized photography, filming or videotaping, or handling by unauthorized personnel in a manner that could damage the Artifacts.

                  3.6 Provide full insurance coverage for the Artifacts as indicated on Schedule A, but not to exceed Ten Million ($10,000,000) Dollars in assessed valuation, from the time the Artifacts are delivered by RMST to the City until they are returned to RMST.

                  3.7 Be responsible for the installation and de-installation of the Artifacts in the Exhibition.

                  3.8 Be responsible for all staffing and the daily operations of the Exhibition.

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                  3.9 Be responsible for the safety and security of the
Artifacts and the Supporting Material from the time the Artifacts and Supporting Material are delivered by RMST to the City and until returned to RMST.

                  3.10 Be responsible for all Artifact prepacking, packing, handling, security, insurance, export and import customs charges and duties, and the international transportation thereof from Semur-en-Auxois to the City and for their subsequent return to RMST in Memphis, Tennessee within thirty (30) days of the end of the Exhibition Term.

                  3.11 Provide secure, pest-free storage for shipping crates.

                  3.12 Publish an Exhibition catalogue, which shall be sold at the Exhibition's Merchandise Shop to be established in accordance with Section
7.1 hereof or at satellite merchandise shops described in Section 7.3 hereof.

                  3.13 Produce a pre-recorded audio guide for the Exhibition.

                  3.14 Produce an audio-visual presentation for use solely in an orientation theater in the Exhibition, the content of which shall be subject to RMST's consent, which consent shall not be unreasonably withheld.

                  3.15 Grant RMST a right of first refusal for the purchase of any or all display cases, theatrical pieces, didactic panels, models, lighting instruments, and other display items that may be developed by the City for the Exhibition at a price equal to seventy-five (75%) percent of the cost of the production thereof, with such right of first refusal to be exercised no later than the close of the Exhibition and with the City to furnish RMST with an itemized list of the foregoing items, including the cost thereof, within thirty
(30) days of the opening of the Exhibition. Payment for such items shall be due in full upon RMST's acceptance of delivery of the items at the Venue in an "as is" condition no later than thirty (30) days after the end of the Exhibition Term.

                  3.16 Design, construct, market and operate the Exhibition to the highest standards possible and in the same manner as previous "WONDERS" exhibitions developed by the City.

                  3.17 Produce color transparencies (the "Transparencies") of each Artifact for use in connection with the marketing and promotion of the Exhibition, and subject to the limitations set forth in Section 7.3 hereof, for merchandising purposes. The City shall provide one (1) original set of transparencies upon the production thereof. RMST shall have the sole right to copyright the Transparencies.

                  4. RMST'S OBLIGATIONS.

                  RMST agrees to:

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                  4.1 Deliver the conserved and restored Artifacts listed in
Schedule A to the City in a restored and conserved condition no later than October 31, 1996, and the balance of the Artifacts to the City no later than February 1, 1997.

                  4.2 Make available such Supporting Material as the City shall reasonably require following consultation with RMST, subject to RMST's obligations to also make available Supporting Material for the exhibition of Titanic artifacts in Europe commencing on or about May 1, 1997.

                  4.3 During the Exhibition Term, RMST shall not grant to any third parties any rights to exhibit objects recovered from the Titanic in North America, and prior to the opening of the Exhibition, RMST shall have the right to produce an exhibition of unrestored objects from its 1996 expedition augmented by no more than ten (10) conserved objects from the media of crystal, ceramic, metal, textile, leather and paper.

                  4.4 Supply complete condition reports, including photographic documentation, for each artifact.

                  4.5 To the extent that RMST does not have color transparencies of each Artifact, to obtain, at the expense of the City, such additional color transparencies as the City may request.

                  4.6 RMST shall assist the City in obtaining permission from IFREMER for the inclusion of IFREMER's one-third scale model of its submersible "Nautile" at the Exhibition.

                  5. DIVISION AND PAYMENT OF REVENUES.

                  5.1 The City shall pay an exhibition fee of Seven Hundred Twenty Thousand ($720,000) Dollars to RMST, payable as follows: (a) One Hundred and Fifty Thousand ($150,000) Dollars within fifteen (15) days of execution of this Agreement; (b) One Hundred Thousand ($100,000) within fifteen (15) days of delivery of the Artifacts to the City; (c) Two Hundred Thousand ($200,000) Dollars on or before April 3, 1997; and (d) Two Hundred Seventy Thousand ($270,000) Dollars on or before August 1, 1997.

                  5.2. It is recognized that both RMST and the City will solicit sponsors for the Exhibition, with the City to solicit sponsors from local and regional City businesses and RMST to solicit sponsors from national and international businesses, except for Delta airlines, which both parties acknowledge is expected to be a sponsor of the Exhibition solicited by the City. RMST and the City agree to jointly develop appropriate sponsorship packages for the solicitation and procurement of sponsors for the Exhibition, and no sponsor shall be entitled to rights and privileges other than those mutually agreed upon by RMST and the City. RMST and the City shall each deliver to the other copies of any sponsorship agreement with respect to the Exhibition within ten (10) days of the execution thereof. The initial Seven Hundred Fifty Thousand

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($750,000) Dollars in sponsorship funds solicited and received by the City will be applied to the target sponsorship goal of the exhibition budget. The initial Seven Hundred Fifty Thousand ($750,000) in sponsorship funds solicited by RMST will be retained by RMST. All sponsorship funds raised in excess of the foregoing amounts by either or both parties Target Revenue described in Section
5.3 hereof. Nothing in this Agreement shall be construed as prohibiting or limiting the rights of either party to solicit, before, during and after the Exhibition Term, sponsors for its exhibition activities apart from the Exhibition, and both parties expressly acknowledges that neither party shall have any right to share in any sponsorship revenues derived from either party's other exhibition activities.

                  5.3 In the event that the total of: (a) Sponsorship Revenue raised in excess of the thresholds of $750,000 for RMST and the City described in Section 5.2 hereof by either or both parties; (b) Ticket Revenue; (c) Merchandising Revenue; and (d) Ancillary Revenue exceed the sum of Four Million Eight Hundred and Fifty ($4,850,000) Dollars plus the verified, out-of-pocket costs incurred by the City in connection with the Artifact prepacking, packing, handling, security, insurance, export and import customs charges and duties, and the international transportation thereof from Semur-en-Auxois to the City pursuant to Section 3.10 hereof (the "Target Revenue"), any such excess (the "Excess") shall be divided between the parties as follows: two/thirds (2/3) thereof shall be paid to RMST and one/third thereof shall be paid to the City. RMST's share of the Excess shall be paid to RMST in arrears on a monthly basis, with such payment to be made within fifteen (15) days of the calendar end of each month.

                  5.3 RMST shall not bear any responsibility for any financial losses that may be incurred in connection with the presentation of the Exhibition.

                  5.4 The City shall furnish to RMST monthly accountings regarding Ticket Revenue, Sponsorship Revenues, Merchandise Revenue and Ancillary Revenues no later than fifteen (15) days after the close of the month covered by such accounting. RMST shall furnish to the City monthly accountings regarding Sponsorship Revenue no later than fifteen (15) days after the close of the month covered by such accounting.

                  5.5 The City shall not bear any responsibility or liability for any financial losses that may be incurred by RMST.

                  5.6 The City shall maintain all books of accounts and all documents necessary to audit, review and verify Revenue. The City agrees to allow authorized representatives of RMST to have reasonable access to such books and records, and to make such copies thereof as such representatives shall reasonably require. In the event that an audit reflects a five (5%) percent or greater discrepancy from the accounting furnished by the City to RMST pursuant to Section 5.4 hereof, then the City shall be responsible for payment of the costs of such audit.

                  5.7 RMST shall maintain books of accounts and all documents necessary to audit, review and verify its receipt of Sponsorship Revenue. RMST agrees to allow authorized representatives of the City to have reasonable access to such books and records, and to make

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such copies thereof as such representatives shall reasonably require. In the event that an audit reflects a five (5%) percent or greater discrepancy from the accounting furnished by RMST to the City pursuant to Section 5.4 hereof, then RMST shall be responsible for payment of the costs of such audit.

                  6. MARKETING, ADVERTISING AND PUBLICITY.

                  6.1 RMST shall be fully consulted about and shall participate in the scheduling and details of all marketing, advertising and publicity activities relating to the Exhibition. RMST shall cooperate and not unreasonably withhold its consent to, or unreasonably refuse to participate in, promotional activities.

                  6.2 The City shall make available to RMST any advertising or promotional material in advance of the utilization thereof by the City for the marketing or promoting the Exhibition. RMST shall make available to the City any advertising or promotional material in advance of the utilization thereof by RMST for marketing or promoting the Exhibition.

                  6.3 No advertising, promotional or other marketing materials may be used by the City without RMST's prior written consent, which consent shall not be unreasonably withheld.

                  7. MERCHANDISING.

                  7.1 The parties agree that the City shall have the sole and exclusive right to sell merchandise at the Exhibition. For purposes of this Agreement, the term "merchandise" shall include food and beverages. The City agrees to arrange for adequate space within the Exhibition for a merchandise shop (the "Merchandise Shop"). The items of merchandise to be sold at the Merchandise Shop relating to or depicting the Titanic shall be subject to RMST's consent, which consent shall not be unreasonably withheld, based upon RMST's desires to preserve and promote the memory of the Titanic with dignity and respect, and with due regard to Titanic's historical and maritime significance.

                  7.2 To the extent that the City obtains the names and/or addresses of the purchasers of merchandise at the Exhibition, a list of such names and addresses shall be furnished to RMST. Both parties shall have the right to use the list of such purchasers as they may respectively determine thereafter, independent of, and without claims or rights, of the other party hereto.

                  7.3 No merchandise derived from, related to or depicting the Artifacts, Supporting Material or other property rights of RMST shall be offered for sale or sold by the City through any outlet other than the Merchandise Shop or at satellite merchandise sites in the metropolitan area of Memphis, Tennessee during the Exhibition Term, including, but not limited to, direct marketing programs conducted by mail, telemarketing, any public or proprietary on-line computerized interactive information retrieval network or system (the "Internet"), or

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otherwise, without the express written consent of RMST.

                  7.4 Nothing in this Agreement shall be construed as prohibiting or limiting the rights of RMST to market merchandise related to the Titanic through non-retail means throughout the world and through retail means outside of the State of Tennessee.

                  7.5 Subject to any licenses or rights that RMST has or may grant to third parties, the City shall have the right to produce merchandise based upon images or recreations of the Artifacts for sale in the Merchandise Shop; provided, however, such items of merchandise shall be subject to RMST's written consent as to the quality, style and appearance of each such product; and provided further that RMST shall have the right to purchase such items of merchandise at wholesale price for marketing and sale in a manner consistent with Section 7.4 hereof.

                  8. AUDIO VISUAL RIGHTS.

                  8.1 Except for the sole purpose of the orientation theatre presentation to be made pursuant to Section 3.14 hereof and except for the sole purpose of promoting the Exhibition (the "Promotional Work"), no television, video, film, music, photography or other audio visual rights, including but not limited to, telecommunication mediums such as the Internet, are granted by RMST to the City. The parties further agree that the subject of the Promotional Work shall be limited to the Exhibition, and that subject to RMST's prior written consent, a reasonable portion of RMST's Supporting Material shall be made available for utilization in the Promotional Work. All rights and title to photographs of the Artifacts and RMST's Supporting Material shall be owned exclusively by RMST, and no rights or interests therein are hereby conferred upon the City except as expressly set forth in this Agreement. RMST shall have the right to approve the content and form of the Promotional Work prior to the release thereof to the public, which consent shall not be unreasonably withheld. Any revenues derived from the granting of rights pursuant to and in accordance with this Section 9.1 shall be included in Ancillary Revenues under this Agreement.

                  8.2 Any Internet site used by the City to promote or advertise the Exhibition shall include a reference, on the initial screen thereof, that the Exhibition is presented in association with RMST, and shall contain a hypertext link to RMST's internet site at the first reference to RMST. Any Internet site used by RMST shall include a reference, on the initial screen thereof, that the Exhibition is being presented at the Pyramid in Memphis, Tennessee, and shall contain a hypertext link to the Internet site used by the City to promote or advertise the Exhibition.

                  8.3 Except as set forth in Section 9.1 hereof, the City will refuse admission to the Exhibition to anyone carrying, or who has within their control, sight or sound devices which enable them to film or record the Exhibition, and will eject any person who refuses to relinquish such sight and sound equipment prior to entering the Exhibition.

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                  9. TICKET SALES.

                  9.1 All ticket prices for the Exhibition shall be as follows:
Adults - $12; Seniors (60+) - $11; Youth (5-16 yrs.) - $6; and Season Pass - $23, with special rates to be available to school and groups of 20 or more. The City reserves the right to adjust or change any and all rates as may be required to properly market the Exhibition.

                  9.2 To the extent that the City obtains the names and/or addresses of the purchasers of tickets for the Exhibition, a list of such names and addresses shall be furnished to RMST. Both parties shall have the right to use the list of such purchasers as they may respectively determine thereafter, independent of, and without claims or rights, of the other party hereto.

                  10. PRE-RECORDED TOUR GUIDE.

                  The City shall have the right to arrange for the pre-recording at the Exhibition of a pre-recorded tour guide, subject, however, to RMST's written approval thereof, which approval shall not be unreasonably withheld. It is agreed that all persons attending the Exhibition will be entitled to receive such pre-recorded tour guide without payment of additional charges or fees.

                  11. INDEMNITIES.

                  11.1 RMST agrees to indemnify, defend and hold harmless the City, its subsidiaries, parent companies, affiliates, agents, and assigns and their respective agents, officers, employees, and directors, from and against any and all losses, damages, liabilities, claims, demands, suits and expenses that the City may incur or be liable for as a result of any claim, suit or proceeding made or brought against the City based upon, arising out of, or in connection with RMST's breach of any of its duties or obligations hereunder.

                  11.2 The City, as may be permitted by law, agrees to indemnify, defend and hold harmless RMST, its subsidiaries, parent companies, affiliates, agents, and assigns and their respective agents, officers, employees, and directors, from and against any and all losses, damages, liabilities, claims, demands, suits and expenses that RMST may incur or be liable for as a result of any claim, suit or proceeding made or brought against the City based upon, arising out of, or in connection with the City's breach of any of its duties or obligations hereunder.

                  11.3 Each party shall give the other party prompt notice of any claim or suit coming within the purview of these indemnities. Upon the written request of any indemnitee, the indemnitor shall assume the defense of any claim, demand or action against such indemnitee, and shall upon the request of the indemnitee, allow the indemnitee to participate in the defense thereof, such participation to be at the expense of the indemnitee. Settlement by the indemnitee without the indemnitor's prior written consent shall release the indemnitor from the indemnity as to the claim, demand or action so settled.

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                  12. TRADEMARK RIGHTS.

                  Neither party, by virtue of this Agreement, shall obtain or claim any right, title or interest in or to the other's name, trademark or logo, except the right to use as specified herein and hereby acknowledges and agrees that all such use shall inure to the benefit of the respective owner.

                  13. OBLIGATIONS UPON TERMINATION.

                  13.1 Within thirty (30) days of termination of the Exhibition Term, RMST at the request of the City shall forthwith return to the City or otherwise dispose of as the City may direct all pamphlets, literature, photographs, catalogues, advertising material, specifications, cost estimates and other materials, documents and papers whatsoever belonging to the City and sent to RMST relating to the Exhibition (other than correspondence between the City and RMST) which RMST may have in its possession or under its control, except that RMST shall have the right to retain one (1) copy of each of the foregoing for archival purposes.

                  13.2 Within thirty (30) days of termination of the Exhibition Term, the City at the request of RMST shall forthwith return to RMST or otherwise dispose of as RMST may direct all pamphlets, literature, contractual documentation, photographs, catalogues, advertising material, specifications, cost estimates and other materials, documents and papers whatsoever belonging to RMST and sent to RMST relating to the Exhibition (other than correspondence between the City and RMST) which the City may have in its possession or under its control, except that RMST shall have the right to retain one (1) copy of each of the foregoing for archival purposes.

                  13.3 If either party brings an action against the other to enforce any condition or covenant of this Agreement or for breach of its obligations under this Agreement, the prevailing party shall be entitled to recover from the other party its court costs and reasonable attorney's fees incurred in such action.

                  14. MISCELLANEOUS.

                  14.1 Other Documents. Each of the parties hereto shall execute and deliver such other and further documents and instruments, and take such other and further actions, as may be reasonably requested of them for the implementation and consummation of this Agreement and the transactions herein contemplated.

                  14.2 Parties in Interest. This agreement shall be binding upon and inure to the benefit of the parties hereto, and the successors and assigns of all of them, but shall not confer, expressly or by implication, any rights or remedies upon any other party.

                  14.3 Governing Law. This agreement is made and shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New York,

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USA, without recourse to its conflict of laws principles. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the City and RMST hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The City and RMST hereby irrevocably waive, in connection with any such action or proceeding, (i) trial by jury, (ii) any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

                  14.4 Notices. All notices required to be given under the terms of this Agreement shall be in writing (including telegraphic, telex, and facsimile transmissions, provided that a copy thereof is also sent by certified or registered air mail on the same day as such telegraphic, telex or facsimile transmission) and shall be deemed to have been duly given if delivered to the addressee in person (and receipted on a copy of such notice), or transmitted, or mailed by certified or registered air mail, return receipt requested, as follows:

                  If to RMST, addressed to:

                  RMS Titanic, Inc.
                  17 Battery Place
                  Suite 203
                  New York, New York

                  Attention:  George Tulloch, President

                  If to the City, addressed to:

                  WONDERS
                  Memphis Cook Convention Center
                  One Convention Plaza
                  Memphis, TN 38103
                  Attention:        Jon Thompson, Director of Cultural Affairs,
                                    City of Memphis

All such notices shall be effective upon the delivery thereof to the addressee in person or via telegraph, telex or facsimile, or if mailed, five (5) business days after the deposit thereof in the mails. Any party may change their respective addresses by giving notice as herein provided.

                  14.5 Entire Agreement. This Agreement contains the entire agreement between the parties and supersedes all prior agreements, understandings and writings between the parties with respect to the subject matter hereof and thereof. Each party hereto acknowledges that no representations, inducement, promises, or agreements, oral or otherwise, have been made by any party, which are not embodied herein or in an exhibit hereto, and that no other agreement, statement or promise may be relied upon or shall be valid or binding. Neither this agreement nor any term hereof may be changed, waived, discharged or terminated orally. This agreement may be amended or supplemented or any term hereof may be changed, waived, discharged or terminated by an agreement in writing signed by all parties hereto.

                  14.6 Assignability. This agreement shall not be assignable by either party hereto without the written consent of the other party hereto.

                  14.7 Severability. If any provision of the Agreement shall be held invalid or unenforceable, the remainder of this Agreement which can be given effect without such invalid or unenforceable provision shall remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall remain in full force and effect in all other circumstances.

                  14.8 No Waiver. The waiver by any party hereto of any breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

                  14.9 Force Majeure. If due to acts of God, insurrection, fire, elements, national emergency, or any other similar cause outside of the reasonable control of either party to this Agreement ("Force Majeure") the Exhibition is canceled, delayed or the performance of either party under the terms of this Agreement is made impossible, the parties agree that such cancellation, postponement or failure to perform shall not be considered a breach of this agreement. In such event, however, the parties agree to use their best efforts to reschedule the Exhibition.

                  14.11 Publicity. Each of the parties agree that no press announcement or press release in connection with this Agreement shall be made unless the other party hereto shall have given its written consent to such announcement (including the form thereof), which consent shall not be unreasonably withheld.

                  14.12 Confidentiality. RMST and the City agree, as may be permitted by law, not to divulge or permit or cause their officers, directors, stockholders, employees or agents to divulge the substance of this Agreement except to their representatives and attorneys or as may otherwise be required by law in the opinion of counsel for the party required to make such disclosure. Additionally, during and after the Term of this Agreement, neither RMST nor the City shall disclose to anyone for any reason, without the prior written consent of the other, any marketing plans, strategies, results or other confidential information divulged to or learned by either party about the other from any source whatsoever, unless and until such information has generally become available to the public from sources other than the other party.

                  14.13 Independent Parties. Nothing in this Agreement is intended to create, nor shall anything herein be construed or interpreted as creating, an agency, a partnership, a joint venture or any other relationship between RMST and the City except as expressly set forth herein, and both parties understand that, except as expressly agreed to herein, each shall be responsible for its own separate debts, obligations and other liabilities.

                  14.14 Remedies. Remedies provided to the parties by this Agreement are not exhaustive or exclusive, but are cumulative of each other and in addition to any other remedies the parties may have in law or equity.

                  14.15 Survival of Representations. The representations, warranties, indemnification, and confidentiality provisions set forth in this Agreement shall be continuing and shall survive the expiration of the Exhibition Term.

                  14.14 Headings. The captions and headings used herein are for convenience only and shall not be construed as a part of this agreement.

                  14.15 Counterparts. This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same document.

                  IN WITNESS WHEREOF, the parties have executed this Agreement and affixed their hands and seal the day and year first above written.

RMS TITANIC, INC.                           CITY OF MEMPHIS

By:____________________________________     ___________________________________
     William S. Gasparrini, Chairman of     Dr. W.W. Herenton, Mayor
         the Board

ATTEST:                                     ATTEST:

_______________________________________     ___________________________________
                                            Deputy Comptroller

                                            ___________________________________
                                            Jon K. Thompson, Director
                                            Cultural Affairs of City of Memphis

                                            APPROVED AS TO FORM:

                                            ___________________________________
                                            City Attorney

                                   AGREEMENT


        THIS AGREEMENT entered into this 8th day of August, 1996, by and among RMS TITANIC, INC. ("RMST"), THE CITY OF MEMPHIS ("City") and LP3 CONSERVATION ("LP3").

                                  RESOLUTIONS

        1. On or about August 8, 1996 RMST and City entered into a certain Exhibition Agreement regarding the exhibition in the City of certain Artifacts recovered by RMST from the wreck site of the Titanic, together with supporting materials ("Exhibition Agreement").

        2. Pursuant to the Exhibition Agreement RMST is to provide certain Artifacts to the City and the City is to make certain payments to RMST.

        3. LP3 is presently conserving certain of the Artifacts in France.

        4. RMST desires to assure LP3 that it will receive certain funds due it for the conservation of such Artifacts.

        5. LP3 desires to assure the City and RMST that it will conserve the Artifacts and ship and deliver such Artifacts to the City in Semur en Auxois.

        6. Any terms not herein defined shall have the same meaning set forth in the Exhibition Agreement.

                                   AGREEMENTS

        NOW, THEREFORE, in consideration of the mutual convenants and conditions contained in this Agreement, the parties hereto agree as follows:

        1. RMST hereby directs the City to make distribution of certain of the payments due from the City to RMST pursuant to Section 5.1 of the Exhibition Agreement as follows:

                a. The City shall pay the $150,000 payment due pursuant to
Section 5.1(a) of the Exhibition Agreement by paying $82,000 to LP3 and $68,000 to RMST pursuant to the terms and conditions of the Exhibition Agreement.

                b. The City shall pay the $100,000 payment due pursuant to
Section 5.1(b) of the Exhibition Agreement by making a $50,000 payment to LP3 within fifteen (15) days of delivery to the City in Semur en Auxois of the Artifacts that have been denoted "Restored" as set forth in Schedule A-1 to the Exhibition Agreement (the delivery of which shall be made no later than October 31, 1996) and $25,000 to LP3 within fifteen (15) days of delivery to the City in Semur en Auxois of the Artifacts as set forth in Schedule A-2 of the Exhibition Agreement (the delivery of which shall be made no later than December 31, 1996) and $25,000 to LP3 within fifteen (15) days of the delivery to the City in Semur en Auxois of the Artifacts as set forth in Schedule B of the Exhibition Agreement (the delivery of which shall be made no later than March 1, 1996). For purposes of this paragraph, "delivery" shall be deemed to have occurred upon the delivery of the Artifacts to the City in Semur en Auxois for shipment to the City.

                c. LP3 shall receive an additional $100,000 for its work in the conservation and restoration of the Artifacts from the following sources: (i) in the event that RMST obtains sponsorship funds pursuant to Section 5.2 of the Exhibition Agreement, the first One Hundred Thousand ($100,000) thereof shall be paid to LP3 upon the later of February 1, 1997 or upon receipt of such sponsorship funds; (ii) in the event that such $100,000 is not paid to LP3 from sponsorship funds on or before the opening of the Exhibition, any unpaid portion thereof shall be paid to LP3 by the City at the rate of $0.25 per ticket sold for admission to the Exhibition, such payment to me made on a monthly basis within ten (10) days of the end of each calendar month, and with the amount of such payment made by the City to LP3 to be deducted from the $270,000 due to RMST on August 1, 1997 pursuant to Section 5.1(d) of the Exhibition Agreement.

        2.      LP3 agrees that upon payment of the $82,000 as set forth in
Section 1(a) above that it shall begin to prepare the Artifacts from Schedule A-1 of the Exhibition Agreement for shipping to the City for the Exhibition.

        3. The payment by the City of the amounts set forth above is subject to RMST and LP3 not being in breach of this Agreement or the Exhibition Agreement.

        IN WITNESS WHEREOF, the parties have executed this Agreement and affixed their hand and seal the day and year first above written.


                                        RMS TITANIC, INC.

                                        By: /s/ William Gasparrini
                                            ----------------------

                                        Its: Chairman of the Board of Directors
                                             ----------------------------------


                                        LP3 CONSERVATION

                                        By: /s/  [Illegible]
                                            -------------------


                                        Its: [Illegible]
                                             -----------------------


                                        CITY OF MEMPHIS


                                        By: /s/ W.W. Herenton
                                            ------------------------
                                            Dr. W.W. Herenton, Mayor

ATTESTED:

/s/ Linzie Thomas
------------------------
Deputy Controller



/s/ Jon K. Thompson
-------------------------
Jon K. Thompson, Director,
Cultural Affairs of the
City of Memphis


APPROVED AS TO FORM:

/s/ Monice Moore Hogl
-------------------------
City Attorney


/s/ [Illegible]
-------------------------
Staff Attorney